Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Oxford Square Capital Corp. of our report dated March 4, 2022 relating to the financial statements of Oxford Square Capital Corp.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the references to us under the headings “Senior Securities” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 10, 2022